American Funds Corporate Bond Fund
November 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$3,057
Class B	$-
Class C	$90
Class T*	$-
Class F-1	$43
Class F-2	$125
Class F-3	$70
Total	$3,385
Class 529-A	$105
Class 529-B	$-
Class 529-C	$20
Class 529-E	$6
Class 529-T*	$-
Class 529-F-1	$11
Class R-1	$1
Class R-2	$12
Class R-2E	$1
Class R-3	$10
Class R-4	$11
Class R-5	$4
Class R-5E*	$-
Class R-6	$7
Total	$188
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1161
Class B	$-
Class C	$0.0746
Class T	$0.1278
Class F-1	$0.1126
Class F-2	$0.1272
Class F-3	$0.1315
Class 529-A	$0.1082
Class 529-B	$-
Class 529-C	$0.0717
Class 529-E	$0.1015
Class 529-T	$0.1243
Class 529-F-1	$0.1234
Class R-1	$0.0894
Class R-2	$0.0778
Class R-2E	$0.1256
Class R-3	$0.1008
Class R-4	$0.1136
Class R-5E	$0.1314
Class R-5	$0.1288
Class R-6	$0.1303
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	32,708
Class B	-
Class C	1,481
Class T	1
Class F-1	599
Class F-2	1,611
Class F-3	677
Total	37,077
Class 529-A	1,305
Class 529-B	-
Class 529-C	389
Class 529-E	73
Class 529-T	1
Class 529-F-1	99
Class R-1	17
Class R-2	179
Class R-2E	9
Class R-3	149
Class R-4	96
Class R-5	47
Class R-5E	2
Class R-6	49
Total	2,415
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.37
Class B	$-
Class C	$10.37
Class T	$10.37
Class F-1	$10.37
Class F-2	$10.37
Class F-3	$10.37
Class 529-A	$10.37
Class 529-B	$-
Class 529-C	$10.37
Class 529-E	$10.37
Class 529-T	$10.37
Class 529-F-1	$10.37
Class R-1	$10.37
Class R-2	$10.37
Class R-2E	$10.37
Class R-3	$10.37
Class R-4	$10.37
Class R-5E	$10.37
Class R-5	$10.37
Class R-6	$10.37
* Amount less than one thousand